Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): April 30, 1999





                  COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)



        Delaware                        0-16728                 52-1533559
 (State or other jurisdiction of   (Commission File Number)  (I.R.S.Employer
  incorporation or organization)                            Identification No.)


     10400 Fernwood Road, Bethesda, MD                   20817-1109
     (Address of principal executive office)             (Zip Code)


     Registrant's telephone number, including area code: 301-380-2070













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ITEM 5.       OTHER EVENTS

On April 30, 1999, the General Partner sent to the Limited Partners of the Partnership a letter that accompanied the Partnership's Annual Report on Form 10-K. Such letters are being filed as exhibits to this Current Report on Form 8-K.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              (c)     Exhibits

              99.4 Letter from the General Partner to the Limited Partners of the Partnership that accompanied the Partnership's Annual Report on Form 10-K for the Year Ended December 31, 1998.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                            COURTYARD BY MARRIOTT II
                               LIMITED PARTNERSHIP

                                                     By:    CBM TWO CORPORATION
                                                             General Partner



  April 30, 1999          By:      /s/ Earla L. Stowe
                                   ------------------
                          Name:    Earla L. Stowe
                          Title:   Vice President and Chief Accounting Officer

                             EXHIBIT INDEX


     Exhibit No.:    Description:
     99.4            Letter from the General  Partner to the Limited  Partners
                     of the Partnership  that  accompanied  the  Partnership's
                     Annual Report on Form 10-K for the Year  Ended
                     December 31, 1999.

                                                                Exhibit 99.4

                         TO THE LIMITED PARTNERS OF
                          COURTYARD BY MARRIOTT II
                             LIMITED PARTNERSHIP


Presented for your review is the 1998 Annual Report for Courtyard by Marriott II Limited Partnership (the "Partnership"). A discussion of the Partnership's performance and hotel operations is included in the Form 10-K, Item 7, the Management's Discussion and Analysis of Financial Condition and Results of
Operations which is included herein. The estimate of 1999 tax information is included in this letter. Finally, the Partnership's Supplementary Unaudited Information is contained in Item 13 of the Partnership's 10-K. As in the past, we encourage you to review the information contained in this report.

Strategy for Liquidity

We previously reported to you that the General Partner was exploring alternatives to provide liquidity for the Partnership and to maximize the value of your investment including the possibility of combining the Partnership with several others that owned similar hotels to create a publicly traded company in the form of a real estate investment trust ("REIT"). Although, as we previously reported, that plan proved to be impractical, we are continuing to explore other options. While we can make no assurances as to the outcome of these efforts, the General Partner continues to work with an investment bank that is acting as an advisor in this regard.

At this time, we do not have any definitive offers or proposals to share with you although we will continue to explore opportunities to provide liquidity for the Partnership and maximize the value of your investment. If a suitable transaction arises we will keep you apprised of such developments through both quarterly updates and special correspondence.

Transfer and Sale of Limited Partnership Units

As you know, the Partnership Units are a non-traded security. In most cases, the Partnership Agreement does allow limited partners to transfer Partnership Units to related parties. In addition, you may, under certain circumstances, sell your Partnership Units to a third party; however, the General Partner must consent to such sale. Please note there are certain tax and legal limitations to transferring Partnership Units including significant tax effects resulting from the sale of these Units that may impact your decision to sell. In addition to consulting with your advisors, we recommend that limited partners contact the General Partner about such limitations before entering into any agreement to sell your Partnership Units.

If you do wish to request a transfer of your Partnership Units, please contact our Transfer Agent at 800-797-6812. You will be supplied with the necessary documents. Please note that the General Partner does not charge any fee for effecting a transfer.

Cash Distributions

For 1998, cash distributions to the limited partners were $6,500 per limited partner unit, including the final distribution for 1998 of $1,500 made in April 1999. Since inception, the Partnership distributed $63,845 per limited partner unit.

Based on the 1999 capital expenditure budgets, the Partnership will be required to fund approximately $15 million for past and current owner funded capital expenditure projects. This requirement to fund is a result of past practices of using the property improvement fund for owner funded capital expenditures which allowed the Partnership to distribute the cash which would have otherwise been used to fund owner funded capital expenditures.

The Partnership reserved $7.8 million from 1998 operations and is planning to reserve an additional $7.2 million from 1999 operations to fund these expenditures. After reserving these amounts, we anticipate that cash distributions for 1999 will be at least equal to the level of the 1998 cash distributions. However, actual distributions may be higher or lower depending on actual Hotel operating results. We expect to make interim 1999 cash distributions in August and November 1999 and a year-end 1999 cash distribution in April 2000.

Partnership Debt

As previously reported, the Partnership's debt consists of a combination of commercial mortgage backed securities and senior notes. During 1998, the Partnership repaid $14.3 million on the commercial mortgage backed securities resulting in a balance of $371.2 million as of December 31, 1998. The $127.4 million senior notes require no principal payments prior to maturity.

Hotel Operations

The combined operations of the Partnership's 70 Hotels improved in 1998 due to increased demand in the lodging industry. In 1998, hotel revenues increased $9.2 million, or 3.4%, when compared to 1997 due to increased room revenues. Room revenues increased $10.1 million, or 4.1%, in 1998 to $258.1 million primarily due to a 4% increase in REVPAR, or revenue per available room. The chart below summarizes REVPAR for the combined Partnership Hotels for the years 1996 through 1998 and the percentage increase from the prior year.

        1998                       1997                  1996
    ----------------          --------------         ------------
  REVPAR     % Increase      REVPAR   % Increase    REVPAR    % Increase
  ------     ----------      ------    ----------   ------    ----------
  $68.72         4%          $65.92       7%        $61.49         5%

On a combined basis, REVPAR for 1998 increased 4% due to a 6% increase in the combined average room rate to $86.99. However, the combined average occupancy for 1998 declined slightly from 80.3% to 79.0%. The increase in the average room rate was primarily due to aggressive weekday pricing, combined with a strong advertising campaign which focused on leisure travelers. The decline in occupancy was attributable to increased competition and aggressive rate increases in some markets.

During 1998, the Courtyard chain continued to focus on communication efforts in USA Today and radio and television advertising. Courtyards' award winning television commercials were seen on CNN, The Weather Channel, CNN Airport and ESPN. In addition, Courtyard hotels participate in the Marriott Rewards Frequent Travel Program which offers points to program members when they stay at a Courtyard Hotel. The points are redeemable for free hotel rooms at most Marriott lodging products.

The moderately priced lodging segment remains highly competitive, reflecting significant influx of new competition. However, Courtyard hotels continue to command a premium share of the more competitive markets. To ensure that the Partnership's Hotels remain competitive, $36.1 million in capital expenditures, consisting primarily of room renovations, were made to the Partnership's Hotels in 1998. The rooms were renovated with new carpets, draperies, wall coverings and bedspreads. In addition, the Partnership has scheduled an additional 15 hotels to be renovated in 1999. At the end of 1999, 63 of the 70 Partnership's Hotels will have completed a 10-year rooms renovation which includes the replacement of carpets, draperies, wall coverings and bedspreads.

Estimated 1999 Tax Information

Based on current projections, taxable income estimated at $12,725 will be allocated to each limited partner unit for the year ended December 31, 1999. This estimate will be updated in the third quarter 1999 report.

Conclusion

You will note that the name of the General Partner has changed to CBM Two LLC. This change was necessary as a part of the conversion of Host Marriott Corporation, from a corporation to a real estate investment trust. CBM Two LLC is owned 1% by Host Marriott, L.P. and 99% by a wholly owned subsidiary of Rockledge Hotel Properties, Inc. ("Rockledge"). Host Marriott Corporation is the general partner of Host Marriott L.P. Host Marriott, L.P. receives approximately 99% of the economic interest in Rockledge by virtue of its ownership of 95% of the non-voting common stock of Rockledge.




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You are  encouraged  to  review  this  report in its  entirety.  If you have any further questions regarding your investment, please contact Host Marriott Partnership Investor Relations at the address or telephone number listed below.


                                                    Sincerely,

                                                    CBM TWO LLC
                                                    General Partner




                             Robert E. Parsons, Jr.
                                                    President


                                                    April 30, 1999


Host Marriott Corporation
Partnership Investor Relations
10400 Fernwood Road, Department 908
Bethesda, MD  20817-1109

Telephone: 301/380-2070
Monday through Friday
9am to 4pm, Eastern time

For transfer or re-registration information:

GEMISYS, INC.
Transfer Department
7103 South Revere Parkway
Englewood, CO  80112
Telephone:  800/797-6812